T 732.544.5544  F 732.544.5404   25 Christopher Way, Eatontown, NJ 07724
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                                                                 www.qmedinc.com

                                                                   [QMed's Logo]


NEWS RELEASE
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Contact:  Robert Mosby, QMed, Inc. - 732-544-5544 x1107

QMed, Inc. Issues Revenue Guidance
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Eatontown, New Jersey, April 26, 2006 - QMed, Inc. (NASDAQ Symbol: QMED) today announced revenue guidance for fiscal years 2006 and 2007.

Michael W. Cox, QMed President and CEO, said "With the introduction of the Medicare Modernization Act and continuing and strong emphasis on evidence-based medicine, QMed has expanded our clinical offerings to meet the needs of patients, physicians and plan sponsors. QMed's experience in managing patients with chronic conditions and multiple co-morbidities for over ten years has demonstrated proven outcomes, both clinically and financially. Today, QMed operates in three business segments: disease management information systems and services, Medicare managed care plans for Special Needs Populations ("QMedCare"), and obesity solutions ("Forward Health"). We have emphasized growth through our Medicare SNP strategy and have recruited several experienced executives to lead QMedCare."

Cox added, "We project 2006 revenues of $10,000,000 to $11,000,000, primarily from disease management contracts with commercial managed care plans. QMedCare's Special Needs Program in South Dakota will represent 20-25% of total 2006 revenues. We are currently not providing revenue guidance on Forward Health until we have more visibility surrounding 2006 contract conclusions."

"Special Needs Plans for chronically ill patients is a new CMS business segment. We are one of only 3 or 4 firms who have taken advantage of this emerging business in 2006. We are gaining valuable experience in South Dakota, which we believe enhances growth in 2007. Thus, our revenue guidance for QMedCare for 2007 is in the range of $38,000,000 to $44,500,000. Since current claims analysis in South Dakota is not sufficiently mature to provide a more accurate Medical Loss Ratio (MLR) estimate, we are working under an independent actuarial assumption ranging from a mid-to high 80% MLR. Our revenue guidance is driven by expansion of our Medicare offerings into Florida and New Jersey and further penetration of the South Dakota market and is based on access to significantly larger Medicare beneficiary populations. In the New Jersey and Florida county markets that we have applied to enter, there are nearly 1,400,000 Medicare beneficiaries, or nearly 12 times the number of beneficiaries in South Dakota. We believe that the enrollment estimates that drive revenue for the service areas are reasonably reflected below:

2007 SNP Estimates
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                Enrollee Range    Member Months               Revenue
                --------------    -------------               -------
South Dakota    1,200 - 1,300     8,000 - 10,000   $14 million to $16 million
New Jersey      1,300 - 1,500     8,200 -  9,500   $16 million to $19 million
Florida(1)      1,300 - 1,500     8,200 -  9,500    $8 million to $9.5 million
================================================================================
Totals          3,800 - 4,300    24,400 - 29,000   $38 million to $44.5 million

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(1) Florida = Shared Revenue and Shared Risk

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T 732.544.5544  F 732.544.5404   25 Christopher Way, Eatontown, NJ 07724
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                                                                 www.qmedinc.com

                                                                   [QMed's Logo]


NEWS RELEASE
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4/26/06 - Page 2 of 2


Our guidance is contingent upon several factors, including receipt of necessary regulatory approvals in Florida, New Jersey, and South Dakota, finalizing agreements with partners and regulators as well as our Medicare enrollment assumptions."

Cox concluded, "We strongly believe that QMedCare's SNP model is a robust business opportunity, and we intend to pursue it vigorously."

About QMed, Inc.
----------------
QMed provides evidence-based clinical information management systems around the country to its health plan customers. The system incorporates Disease Management services to patients and decision support to physicians. The Company's QMedCare subsidiary specializes in serving high-risk populations of Medicare beneficiaries. Forward Health is QMed's subsidiary offering weight, obesity and health promotion programs. The Company has been selected in two Medicare Demonstrations, one of which continues to operate, in order to test the feasibility of reimbursing its care coordinated DM services in the vast Medicare fee-for-service program. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com.

Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.

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